UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 18, 2022

FLEXIBLE SOLUTIONS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-31540	91-1922863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

6001 54 Ave.

Tabor, Alberta T1G 1X4

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (250) 477-9969

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	FSI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Securities Holders.

The annual meeting of Flexible Solutions’ shareholders was held on November 18, 2022. At the meeting the following persons were elected as directors for the upcoming year:

	Votes			Broker
Name	For	Against	Abstain	Non-Votes

Daniel B. O’Brien	5,803,056	0	0
John H. Bientjes	5,803,056	0	0
Robert Helina	5,803,056	0	0
Thomas Fyles	5,803,056	0	0
Ben Seaman	5,803,056	0	0
David Fynn	5,803,056	0	0

At the meeting the following proposals were ratified by the shareholders:

(1) Ratification of the Company’s Amended and Restated Bylaws.

(2) Approval, on an advisory basis, of the compensation of the Company’s executive officers.

(3) Approval, on a non-binding advisory basis, of the frequency of the advisory vote regarding the compensation of the Company’s executive officers.

(4) Ratification of the appointment of Smythe, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022.

The following is a tabulation of votes cast with respect to these proposals:

	Votes			Broker
Proposal	For	Against	Abstain	Non-Votes
(1)	5,803,056	0	0
(2)	5,803,056	0	0
(3)	5,803,056	0	0
(4)	5,803,056	0	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: Nov. 21, 2022

FLEXIBLE SOLUTIONS INTERNATIONAL INC.

By:	/s/ Daniel B. O’Brien
Daniel B. O’Brien, President and Chief Executive Officer

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